Exhibit 99.1

Ispire Technology Inc.’s Michael Wang and Daniel Machock to Present at H.C. Wainwright 25th Annual Global Investment Conference

New York, NY – September 11, 2023 – Ispire Technology Inc. (“Ispire” or the “Company”) (NASDAQ: ISPR), a leader in vapor technology, is pleased to announce that Co-Chief Executive Michael Wang and Chief Financial Officer Daniel Machock will be in attendance at the H.C. Wainwright 25th Annual Global Investment Conference. The conference will run from September 11 - 13, 2023, at the Lotte New York Palace Hotel in New York City.

Main Highlights

The executive team of the Company will present and engage in private 1-on-1 meetings with potential investors and industry stakeholders.

Spotlight discussions will focus on Ispire’s newly introduced technology, Ispire ONE™, designed to resolve certain major issues that the cannabis vaping industry is facing by enhancing both operational efficiency and consumer safety.

About Ispire ONE™

Ispire ONE™ technology offers:

●	A solution to capping issues in the manufacturing/co-packing process.

●	Increased consistency and quality of filled devices.

●	Prevention of leaking, spitting, or overheating in cartridges, disposables, and PODs.

●	Enhanced consumer safety through sterilized factory environments.

“We’re looking forward to introducing the potential of Ispire ONE™ to a wider array of investors at the H.C. Wainwright Conference,” said Michael Wang, the Co-Chief Executive Officer of Ispire. “We are confident that this technology offers a substantial competitive advantage in a dynamic and evolving market, aligning seamlessly with our ambitions for scaling the Ispire brand.”

Investor Engagement

The company is attracting a broad spectrum of investors, particularly those interested in innovative technologies in the consumer technology sector. Interested parties are encouraged to schedule private 1-on-1 discussions with the executive team of the Company for a deeper dive into the Company and the investment opportunities surrounding the newly introduced Ispire ONE™ technology.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or licenses from a related party more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the United States, the People’s Republic of China, and Russia) primarily through our distribution network. Ispire’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire currently sells its cannabis vaping hardware only in the United States, and it recently commenced marketing activities in Canada and Europe, primarily in the European Union.

Please visit www.ispiretechnology.com and follow us on Facebook, Twitter, Instagram, Linkedin, Pinterest, and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s business strategies, the ability of the Company to market to the Ispire ONE, Ispire ONE’s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONE and the success of their products on the markets; the Ispire ONE proving to be safe, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Special Note Regarding Forward-Looking Statements” and the additional risk described in Ispire’s prospectus dated April 3, 2023 filed pursuant to Rule 424(b)(1) under Securities Act (File Number: 333-269470) and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact

For more information, kindly contact:

Investor Relations

Sherry Zheng

718.213.7386

ir@ispiretechnology.com